EXHIBIT 23

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement of First Federal Bankshares, Inc. on Form S-8 (No. 333-82143) of our report relating to our audits of the consolidated financial statements and internal control over financial reporting which are dated September 13, 2006, appearing in this Annual Report on Form 10-K of First Federal Bankshares, Inc. for the year ended June 30, 2006.

/s/ McGLADREY & PULLEN, LLP

Des Moines, Iowa
September 13, 2006